Exhibit p under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                              POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary, Assistant Secretary(ies) of Hibernia Funds and Senior Corporate Counsel, Mutual Fund Services and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.




SIGNATURES                                           TITLE                                                     DATE


/s/ Edward C. Gonzales                               President, Trustee and                        October 22, 1999
Edward C. Gonzales                                   Treasurer (Principal
                                                     Executive, Financial
                                                     and Accounting Officer)


/s/ James A. Gayle, Sr.                              Trustee                                       October 22, 1999
---------------------- --------------------------
James A. Gayle, Sr.


/s/ Arthur Rhew Dooley, Jr.                          Trustee                                       October 22, 1999
-------------------------- ----------------------
Arthur Rhew Dooley, Jr.


/s/ J. Gordon Reische                                Trustee                                       October 22, 1999
-------------------------------------------------
J. Gordon Reische


/s/ Robert L. diBenedetto, M.D.                      Trustee                                       October 22, 1999
Robert L. diBenedetto, M.D.


/s/ Peter J. Germain                                 Secretary                                     October 22, 1999
-------------------------------------------------
Peter J. Germain


Sworn to and subscribed before me this 22nd day of October, 1999



Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My commission Expires February 22, 2000
Member, Pennsylvania Association of Notaries